Consulting Engagement Agreement

Left Right Marketing Technology

Left Right Marketing Technology ("LRMK") has agreed to contract Robert Ziems ("Consultant") to provide legal advice regarding the business process, procedures, and finances relating to Hall Communications, CrazyGrazer.com, DS Properties, Stylewise, and DSLV Lawlor Advertising.

Consultant will provide recommendations and implementation plans as well as assume primary responsibility for implementation of all developed initiatives agreed by LRMK. These initiatives include but are not limited to:

1) Legal Entity Structure Evaluation

2) Legal Entity Structure Initiative Implementation

This agreement will commence as of January 9, 2004 and conclude on February 28, 2004, unless extended by mutual agreement of both parties. Any additional fees for an agreed extension will be negotiated prior to the extension contract execution.

Fees for this engagement are 72,000 shares of LRMK S8 stock (or not less than shares with a current value of at least $72,000), which stock is immediately transferable in the marketplace. Prior to any transfer of shares as provided herein LRMK will have its securities legal counsel provide Consultant with a legal opinion letter confirming the legality of such stock transfer for the services contemplated in this agreement, confirming the immediate transferability of the shares, and confirming the S8 status of the shares. Shares must be transferred to the account of Consultant no later than January 31. Consultant will provide information and transfer details no later than January 15, 2004. In addition to the engagement of services under this consulting agreement, the parties hereto are contemplating and negotiating an employment relationship. A condition precedent to Consultant providing services under this consulting agreement and for LRMK to provide stock to Consultant as compensation for the services contemplated in this consulting agreement is the satisfactory conclusion of the employment negotiations as evidenced by a fully executed employment agreement between the parties not later than February 1, 2004. In the event the parties are unable to reach an agreement on the terms of employment by February 1, 2004, Consultant shall return to LRMK the shares provided hereunder, less a reasonable amount for services performed hereunder as evidenced by time sheets to LRMK by Consultant and Consultant shall have no further obligations under this agreement whatsoever.

Expenses incurred by Consultant in providing the services contemplated hereunder will be billed to LRMK as actually accrued on a monthly basis and are due on receipt of such statement, which expenses may include office supplies, telephone usage and other relevant fees. Reasonable travel expenses include full coach fare for US domestic travel, business class fare for international travel, train, taxi, hotel, meals and tips. All international travel will be agreed and approved by LRMK prior to finalizing travel arrangements.

Consultant and LRMK understand, acknowledge and agree that Consultant's relationship with LRMK will be that of an independent contractor and nothing in this agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

LRMK understands and agrees that Consultant is currently employed by and providing legal services to another entity and therefore is providing the services hereunder in his free time and may need to reschedule, postpone, delay or cancel this project as his business needs may unexpectedly dictate without penalty and without time limit, subject only to mutually agreeable timeframes in the future. Consultant's performance hereunder shall not conflict in any way with his current employment and LRMK is not engaging Consultant in an effort to gain access to any information (intellectual property or otherwise) related to his current Employer.

Acceptance

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Robert Ziems

Date:________________________

For: Left Right Marketing Technology

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Name

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Title

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